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                                                                      EXHIBIT 23

[PHILIP VOGEL & CO. PC LETTERHEAD]


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Preferred Voice, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56728 and 333-82150) pertaining to Preferred Voice, Inc. 1994 Stock Plan For Incentive and Non-Qualified Stock Options and 2000 Stock Plan For Incentive and Non-Qualified Stock Options of our report, dated May 10, 2002, with respect to the consolidated financial statements of Preferred Voice, Inc. included in this Annual Report (Form 10-KSB) for the year ended March 31, 2002.



                                                Philip Vogel & Co. PC

                                                /s/ PHILIP VOGEL & Co. PC


Dallas, Texas

June 26, 2002